June 14, 1996


Westbrook Village Venture and
UDC Homes, Inc.
c/o UDC Homes, Inc.
4812 South Mill Avenue
Tempe, Arizona  85282


         Re:      Modification of Financial Covenants


Ladies and Gentlemen:

       On November 6 ,1995, Bank of America Arizona, an Arizona corporation ("Bank") and Westbrook Village Venture, an Arizona joint venture partnership, and UDC Homes, Inc., a Delaware corporation (collectively, the "Borrowers") entered into that certain Third Restated Revolving Line of Credit Construction Agreement (the "Loan Agreement") which provided for, among other things, a loan (the "Loan") in the maximum committed amount of Twelve Million Five Hundred
Thousand and No/100 Dollars ($12,500,000.00). The Loan was also evidenced by that certain Third Restated Promissory Note Secured by Restated Deed of Trust (Revolving Line of Credit Construction Loan) (the "Construction Note") dated November 6, 1995. The Construction Note is secured by, among other things that certain Restated Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated October 7, 1993, and recorded October 12, 1993, as instrument no. 93-0693875, Official Records of Maricopa County, Arizona (the "Restated Deed of Trust").

         All of the documents executed in connection with the Loan, including, without limitation, the Loan Agreement, the Construction Note and the Restated Deed of Trust, as any or all of them may have been amended or modified, shall hereinafter be collectively referred to as the "Existing Loan Documents", which together with this letter agreement (this "Agreement"), and all of the documents executed in connection herewith, are herein collectively referred to as the "Loan Documents".

         The Borrowers have breached certain financial covenants contained within the Loan Agreement (the "Identified Defaults"), as more specifically described in Exhibit "A" attached hereto. Since the dates of the Identified Defaults the Bank has been forbearing on a day to day basis. Now Borrowers have requested that Bank waive the covenant breaches in connection with the Identified Defaults, and the Bank, although under no obligation to do so, is willing to do so upon the terms and conditions set forth herein.

         Section 11.24.4 of the Loan Agreement is hereby amended to read as follows:

         "11.24.4     Minimum Consolidated Adjusted Tangible Net Worth of UDC
                      -------------------------------------------------------

         UDC shall have at the Closing date and at the end of the following calendar quarters a minimum Consolidated Adjusted Tangible Net Worth as follows:

                                             Consolidated Adjusted
                             Date              Tangible Net Worth
                             ----              ------------------

                            3/31/96               $108,000,000
                            6/30/96               $107,000,000
                            9/30/96               $110,000,000
                           12/31/96               $110,000,000
                            3/31/97               $111,000,000
                            6/30/97               $113,500,000
                            9/30/97               $122,500,000
                           12/31/97               $130,000,000
                            3/31/98               $130,000,000
                            6/30/98               $130,000,000
                            9/30/98               $130,000,000


For purposes of the Agreement, "Consolidated Adjusted Tangible Net Worth" shall mean the gross book value of all assets appearing on the balance sheets of UDC, and each subsidiary of UDC determined on a consolidated basis in accordance with generally accepted accounting practices ("GAAP"), consistently applied (and excluding all goodwill except goodwill permitted to be recorded under GAAP on the purchase by DMB of the capital stock of UDC less any subsequent amortization of goodwill properly recorded under GAAP), trademarks, tradenames, patents, organization expense, treasury stock, unamortized debt discount expense, deferred research and development costs, deferred marketing expenses and other like intangibles and monies due from affiliates (excluding investments in or receivables from affiliated land banks), officers, directors or shareholders of UDC, less Consolidated Liabilities (other than debt subordinated to Bank in a manner acceptable to Bank in its sole and absolute discretion). For purposes of calculating Consolidated Adjusted Tangible Net Worth, both the $35,000,000 principal amount, and the deferred interest of the C Subordinated Notes, and the $10,000,000 principal amount and the deferred interest of the D Subordinated Notes shall be considered equity. "Consolidated Liabilities" shall mean all indebtedness of UDC and/or any subsidiary of UDC determined on a consolidated basis in accordance with GAAP including accrued and deferred income taxes, and any reserves against assets, but excluding debt subordinated to Bank in a manner acceptable to Bank in its sole and absolute discretion."

         Section 11.24.6 of the Loan Agreement is hereby amended to read as follows:

         "11.24.6     EBITDA Interest Coverage Ratio of UDC
                      -------------------------------------

         UDC shall have, on a consolidated, rolling four-quarter basis, an EBITDA Interest Coverage Ratio at the end of the following calendar quarters, as follows:

                                          Date                Ratio
                                          ----                -----

                                         9/30/96             1.08:1
                                        12/31/96             1.12:1
                                         3/31/97             1.25:1
                                         6/30/97             1.25:1
                                         9/30/97             1.50:1
                         12/31/97 and thereafter             2.00:1


For purposes of this Agreement, "EBITDA Interest Coverage Ratio" shall mean the ratio of EBITDA to the actual interest paid on all indebtedness. For purposes of this Agreement, "EBITDA" shall mean earnings (net income) before interest, taxes, depreciation and amortization, and the term "actual interest paid" means interest incurred minus interest deferred on the C Subordinated Notes and the D Subordinated Notes. A "rolling four-quarter EBITDA Interest Coverage Ratio" shall mean the sum of EBITDA for such four quarters divided by the sum of actual interest paid for such four quarters."

         Section 11.24.7 of the Loan Agreement is hereby amended to read as follows:

         "11.24.7     Financial Covenant Assumptions/ Additional Covenants
                      ----------------------------------------------------

         All financial covenants assume, and UDC covenants that (a) the C Subordinated Notes described in the Plan (the "C Subordinated Notes") are fully subordinated to the BofA Loans, (b) the D Subordinated Notes are fully subordinated to the BofA Loans, (c) the A & B Senior Notes described in the Plan (the "A & B Senior Notes") acknowledge the validity and priority of all BofA Loans, (d) no principal payments on either the C Subordinated Notes or the D Subordinated Notes will be made for the earlier of five (5) years or the complete payoff of the BofA Loans, (e) no interest payments on the C Subordinated Notes or the D Subordinated Notes (other than payment in kind) will be made for at least two (2) years from the Closing Date and thereafter will only be paid if: (i) BAI/NT&SA Loans are paid in full, (ii) there are no defaults under any remaining BofA Loans, and (iii) the EBITDA Interest Coverage Ratio (inclusive of the C Subordinated Notes and D Subordinated Notes interest payments) exceeds 2:1, (f) neither the holders of the C Subordinated Notes nor the holders of the D Subordinated Notes can declare a default or execute any remedies for default against UDC as long as any of the BofA Loans are outstanding and committed, and (g) there will be no voluntary or optional redemption or principal payments on the A & B Senior Notes as long as BAI/NT&SA Loans are outstanding and committed. UDC shall notify Bank in advance if UDC proposes to pay interest or principal on either the C Subordinated Notes or D Subordinated Notes. UDC shall notify Bank in advance if UDC proposes to make any voluntary, optional or mandatory redemption or principal payment on the A & B Senior Notes. UDC also covenants and represents that this Loan is "Existing
Indebtedness" and "Exit Financing" and may become "Refinancing Indebtedness" under the A & B Senior Notes and that all liens securing this Loan are "Permitted Liens" under the A & B Senior Notes. UDC also covenants and represents that this Loan is "Exit Financing" under the C Subordinated Notes. All capitalized terms in this paragraph not defined shall have the meaning set forth in the Plan. In the event any of such assumptions are incorrect, Bank shall have the right, in Bank's sole and absolute discretion, to declare an Event of Default under this Agreement or modify the financial covenants, in Bank's sole and absolute discretion, to adjust such financial covenants to a reasonably comparable financial covenant based upon the correct assumptions, whereupon the failure of Borrowers to acknowledge and accept the revised financial covenants shall be an Event of Default hereunder."

         Except as otherwise specifically set forth in this Agreement or in any restated loan document, no other terms, conditions or provisions of the Existing Loan Documents are amended or modified in any manner. All of the other terms, conditions and provisions of the Existing Loan Documents and Borrowers' obligations thereunder are hereby acknowledged, reaffirmed and ratified by Borrowers and Borrowers acknowledge that they have no claims, offsets or defenses with respect thereto.

         Borrowers further acknowledge and agree that Bank has made no commitment nor obligated the Bank to further extend, modify or renew the Loan and that there are no oral or written agreements, representations or understandings between Borrowers and Bank to the contrary. This Agreement shall not be construed as a waiver of any of the rights or remedies of Bank nor shall it obligate Bank in any manner except to modify the Loan Documents as specified above.

         In consideration of the modifications granted by the Bank in this Agreement, Borrowers and all of their predecessors, successors and assigns (collectively, the "Releasors"), hereby fully release, remise and forever discharge the Bank, the Bank's predecessors in interest, parent, subsidiaries, and affiliates and all of the Bank's past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys, managers and agents, for, from and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages, expenses, and liabilities of every kind, nature and character whatsoever which the Releasors, or any one or more of them had, or now has, whether known or unknown, actual or potential, liquidated or unliquidated, asserted or unasserted, by reason of any matter, including but not limited to those relating to, arising out of, or resulting from the Loan or any of the Loan Documents.

         This Agreement shall not become effective or operative until a copy has been signed by Borrowers and Bank. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         If this Agreement accurately sets forth the understanding of Borrowers with respect to this matter, please sign where indicated below, with the signature acknowledged before a notary public, and return the original Agreement to the Bank.

                                     "BANK"

                                BANK OF AMERICA ARIZONA, an Arizona corporation


Dated:______________________, 1996                   By:________________________
                                                     Name:    Kurt A. Huisman
                                                     Title:   Vice President

        The provisions of the foregoing Agreement are acknowledged and agreed to by the undersigned.

                                         "BORROWERS"

Dated:______________________, 1996       WESTBROOK VILLAGE VENTURE, an Arizona
                                              joint venture partnership


                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________


Dated:______________________, 1996       UDC HOMES, INC., an Arizona corporation



                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )
- - ------------------

        The foregoing instrument was acknowledged before me this ________ day of ___________________, 1996, by ________________________________________, as the
____________________________ of Westbrook Village Venture, an Arizona joint venture partnership, on behalf of the partnership.


                                                     ___________________________
                                                     NOTARY PUBLIC

My commission expires:

_____________________________



STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )
- - ------------------

        The foregoing instrument was acknowledged before me this ________ day of ___________________, 1996, by ________________________________________, as the
____________________________ of UDC Homes, Inc., a Delaware corporation, on behalf of the corporation.


                                                     ___________________________
                                                     NOTARY PUBLIC

My commission expires:

_____________________________

                                   Exhibit "A"
                             "Identified Defaults"

1. Violation of the Minimum Daily Liquidity covenant of $10,000,000.00 for the period from February 21, 1996, to March 14, 1996.

2.(a) Violation of the Minimum Consolidated Adjusted Tangible Net Worth covenant of $108,000,000.00 for the period ending December 31, 1995.